FOURTH AMENDMENT TO THE DENTSPLY
              INTERNATIONAL INC. 401(K) SAVING PLAN


     The DENTSPLY International Inc. 401(k) Savings Plan as amended, effective as of January 1, 1992, and amended as of various dates thereafter, it is hereby amended effective as of January 1, 1996 in the following manner:

1.   Sections 7.13 and 7.14 shall be added as follows:

Section 7.13 Each Participant (or Beneficiary of a deceased Participant) to whose Accounts shares of Company Stock have been allocated shall, as a named fiduciary within the meaning of Section 403(a)(1) of the Act, direct the Trustee with respect to the vote of the shares of Company Stock allocated to his or her Accounts, and the Trustee shall follow the directions of those Participants (and Beneficiaries) who provide timely instructions to the Trustee. However, the Trustee shall vote any unallocated shares of Company Stock held by the Trust, or any allocated share of Company Stock as to which no voting instructions have been received, in such a manner as directed by the Plan Administrator. Each Participant (or Beneficiary of a deceased Participant) shall be entitled to direct the Trustee as to whether or not to exercise any applicable statutory appraisal rights with respect to shares of Company Stock allocated to such Participant's (or such Beneficiary's) Accounts. In all other cases, the decision whether or not to exercise statutory appraisal rights shall be made by the Trustee in such manner as directed by the Plan Administrator. The Company shall furnish the Trustee and each Participant (or Beneficiary of a deceased Participant) with such information as may be required under applicable law and the Company's charter and by-laws as applicable to security holders in general with respect to any matter put to a vote of the stockholders of the Company.

Section 7.14 In the event a tender offer for Company Stock is commenced the Plan Administrator, promptly after receiving notice of the commencement of any such tender offer, shall transfer certain of the Plan Administrator's record keeping functions under the Plan to an independent record keeper (which if the Trustee consents in writing, may be the Trustee). The functions so transferred shall be those deemed necessary by the Plan Administrator to preserve the confidentiality of any directions given by the Participants (and Beneficiaries of deceased Participants) in connection with the tender offer. The Trustee shall have no discretion or authority to sell, exchange or transfer any of such shares pursuant to such tender offer except to the extent, and only to the extent, that the Trustee is timely directed to do so in writing as follows:

     (a) Each Participant (or Beneficiary of a deceased Participant) to whose Account shares of Company Stock have been allocated, shall, as a named fiduciary within the meaning of Section 403(a)(1) of the Act, direct the Trustee with respect to the sale, exchange or transfer of the shares of Company Stock allocated to his Account, and the Trustee shall follow the directions of those Participants (and Beneficiaries) who provide timely instructions to the Trustee.

     (b) The Trustee shall sell, exchange or transfer any unallocated shares of Company Stock comprising Trust Assets, or any allocated shares of Company Stock as to which no directions have been received, in such a

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manner as directed by the Plan Administrator.

     Following any tender offer that has resulted in the sale or exchange of any shares of Company Stock comprising the Trust Assets, the record keeper shall continue to maintain on a confidential basis the Accounts of Participants (and Beneficiaries) to whose Accounts shares of Company Stock were allocated at any time during such offer, until complete distribution of such Accounts or such earlier time as the record keeper determines that the transfer of the record keeping functions back to the Plan Administrator will not violate the confidentiality of the directions given by the Participants (and Beneficiaries). In the event that there is no sale or exchange of any shares of Company Stock comprising the Trust Assets pursuant to the tender offer, the record keeper shall transfer back to the Plan Administrator the record keeping functions; provided, however, the record keeper shall keep confidential any instructions which it may receive from Participants (and Beneficiaries) relating to the tender offer. For purposes of allocating the proceeds of any sale or exchange pursuant to a tender offer, the Plan Administrator or the independent record keeper, as the case may be, shall determine the portion, expressed as a percentage, of shares tendered by the Trustee that were actually sold or exchanged (the "applicable percentage"). The Plan Administrator or the independent record keeper, as the case may be, shall then treat as having been sold or exchanged from each of the individual Accounts of Participants (and Beneficiaries) that number of shares (if any) which is obtained by multiplying
(i) the applicable percentage times (ii) the total number of shares in such Account that were directed to be tendered or exchanged. Any proceeds remaining after application of the preceding sentences shall be treated as proceeds from the sale or exchange of unallocated shares.

     In all other respects, the provisions of the Plan shall remain in full force and effect.


                              DENTSPLY INTERNATIONAL INC.
                              401(K) SAVINGS PLAN


                              ---------------------------------
                              Secretary


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